SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2007

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)(3)	Compensatory Arrangements of Certain Officers

On December 18, 2007, the Compensation Policy Committee (the “Committee”) of the Board of Directors of Host Hotels & Resorts, Inc. (the “Company”) adopted a new compensatory arrangement for W. Edward Walter in connection with his promotion to President and Chief Executive Officer of the Company on October 29, 2007. Mr. Walter’s base salary was increased to $750,000, retroactive to October 29, 2007. Mr. Walter will continue to participate in the annual incentive award program, and his annual cash parameters under the program were increased to the chief executive officer level effective with his promotion. For the chief executive officer, the annual cash parameters are 50% of base salary for performance at the “threshold” level, 100% of base salary for performance at the “target” level and 200% of base salary for performance at the “high” level. A description of the material terms of the Company’s annual incentive award program are attached hereto as Exhibit 99.2, which terms and conditions are incorporated herein by reference. The terms of the annual incentive program have been previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A (the “2007 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2007 and were attached as an exhibit to the Company’s Current Report on Form 8-K (the “September 8-K”) filed with the Commission on September 7, 2007. In addition, the Committee authorized an increase in the award of restricted stock to Mr. Walter under his existing 2006-2008 grant. Mr. Walter will receive on January 1, 2008 restricted common stock of the Company with a value of $875,000 with the number of shares to be determined based on the average high and low price of the Company’s common stock for the sixty (60) calendar days prior to January 1, 2008. The terms and conditions for release of these additional shares will be the same as the terms of the 2006-2008 restricted stock grant as described in the Exhibit 99.1 attached hereto, which terms and conditions are incorporated herein by reference. The terms of the long-term incentive program have been previously disclosed in the 2007 Proxy Statement and were attached as an exhibit to the September 8-K. He will continue to be eligible to participate in the Company’s benefit plans commensurate with his service period.

The Committee also adopted on December 18, 2007 a new compensatory arrangement for Larry K. Harvey in connection with his promotion to Executive Vice President, Chief Financial Officer and Treasurer of the Company on November 1, 2007. Mr. Harvey’s base salary was increased to $350,000 retroactive to November 1, 2007. Mr. Harvey will also continue to participate in the annual incentive award program, and his annual cash parameters under the program were increased to the executive vice president level effective with his promotion. As described in Exhibit 99.2, for employees at the level of executive vice president, the annual cash parameters are 37.5% of base salary for performance at the “threshold” level, 75% of base salary for performance at the “target” level and 150% of base salary for performance at the “high” level. The Committee also authorized an increase in the award of restricted stock to Mr. Harvey under his existing 2006-2008 grant. Mr. Harvey will receive on January 1, 2008 restricted common stock of the Company with a value of $279,250 with the number of shares to be determined based on the average high and low price of the Company’s common stock for the sixty (60) calendar days prior to January 1, 2008. The terms and conditions for the release of these additional shares will be the same as the terms of the 2006-2008 restricted stock grant as described in Exhibit 99.1 attached hereto. He will continue to be eligible to participate in the Company’s benefit plans commensurate with his service period.

ITEM 5.02(e)	Material Compensatory Arrangements

On December 18, 2007, the Compensation Policy Committee of the Board of Directors of the Company approved grants of restricted common stock of the Company to be made on January 1, 2008 to certain members of the senior management of the Company with the number of shares to be determined based on the average high and low price of the Company’s common stock for the sixty (60) calendar days prior to January 1, 2008. These grants will be time-vested over one year based on continued employment with the Company. The shares of restricted common stock of the Company would vest in the event of (i) such executive’s death or disability, (ii) the termination of such executive without cause or (iii) upon a change in control of the Company. Cash dividends on such restricted common stock are accrued and paid only when the shares vest. The Company awarded grants of restricted common stock to members of the senior management of the Company, including the following “named executive officers” (within the meaning of Regulation S-K Rule 402(a)(3)):

Name	Value of Restricted Stock Award
James F. Risoleo Executive Vice President, Chief Investment Officer	$150,000
Minaz B. Abji Executive Vice President, Asset Management	$100,000
Elizabeth A. Abdoo Executive Vice President, General Counsel & Secretary	$100,000
Larry K. Harvey Executive Vice President, Chief Financial Officer and Treasurer	$100,000

ITEM 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits

99.1	Description of Material Terms of the Company’s long-term incentive program

99.2	Description of Material Terms of the Company’s annual incentive program

Exhibit No.	Description

99.1	Description of Material Terms of the Company’s long-term incentive program

99.2	Description of Material Terms of the Company’s annual incentive program

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: December 26, 2007	By:	/s/ Brian G. Macnamara
	Name:	Brian G. Macnamara
	Title:	Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Description of Material Terms of the Company’s long-term incentive program

99.2	Description of Material Terms of the Company’s annual incentive program